Exhibit 99.1

DOMINION MINERALS CORP.

PRESS RELEASE

Dominion Minerals Announces Resignation From its Board of Directors

PR Newswire – April 14, 2009

NEW YORK, April 14 /PRNewswire-FirstCall/ -- Dominion Minerals Corporation (OTC Bulletin Board: DMNM) ("Dominion") announced today that former Ambassador of the State of Israel to the United States, M.K. (Member of Knesset) Daniel "Danny" Ayalon has resigned as a director of the company.  On February 24, 2009 Mr. Ayalon was elected as a Member of the Israeli Knesset and in April 2009 Mr. Ayalon was also appointed as Deputy Minister of Foreign Affairs for the State of Israel.  The company wishes to thank Mr. Ayalon for his service and dedication to the company and wishes him well in his future endeavors.

In commenting on the situation, Pini Althaus, Dominion's Chairman stated: "On behalf of the board of directors, management and shareholders of Dominion, I want to thank Mr. Ayalon for the expertise and guidance he has provided to the company throughout his tenure on the board.  While we will miss Mr. Ayalon's leadership, we also wish him well as he moves to the Knesset during this critical time in Israel's history."

M.K. Danny Ayalon stated, "I have thoroughly enjoyed working with my fellow Dominion board members and executive management to help grow the company.  It has been an honor to represent the interests of the Dominion shareholders and I wish the company continued success."

As a result of Mr. Ayalon's resignation, the size of the company's board of directors has decreased from six to five members.

About Dominion Minerals Corp. and Cerro Chorcha

Dominion Minerals Corp. is a US-based copper and gold exploration and development company focused primarily on its Cerro Chorcha Project in Panama.

Cerro Chorcha is a large porphyry copper, gold, silver project located in the Chiriqui and Bocas Del Toro Provinces.  Overall, the project hosts an Indicated mineral resource of 117.4 million tonnes grading 0.51% Cu, 0.07 g/t Au and 1.7 g/t Ag, and, in addition, an Inferred mineral resource of further 84.5 million tonnes grading 0.46% Cu, 0.07 g/t Au and 1.9 g/t Ag (using a 0.2% Cu cut-off grade). This represents total in-situ metal of 2.17 billion lbs of Copper, 449,000 oz. of Gold and 11.58 million oz. of Silver.  The high-grade zone described above is located in the central portion of the concession and has been singled out using a 0.65% Cu cut-off grade.

For more information please visit http://www.dominionminerals.com.

Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements".  All statements in this release, other than statements of historical facts, that address continuing to Canada, exchange listing application, additional financing, seeking and acquiring new projects and gaining recognition are forward-looking statements.  Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of gold, general economic conditions, market and business conditions, statements or information with respect to known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information.  Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to the Company's plans at its mineral properties, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, metal recoveries, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain adequate financing on a timely basis, the effect of hedging activities, including margin limits and margin calls, regulatory restrictions, including environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-KSB, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov.  These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.